Exhibit 99.2

Banc One Credit Card Master Trust

Trust Allocation Report

Distribution Date of:		15-Nov-02
Determined as of:		8-Nov-02
For Monthly Period Ending:		31-Oct-02
Days in Interest Period (30/360)		30
Days in Interest Period (Act/360)		31

Ending Pool Balance
Principal		3,131,881,156.44
Finance Charge		93,242,986.82

Total		3,225,124,143.26

Seller's Interest Test
Ending Portfolio Principal Balance		3,131,881,156.44
Trust EFA		0.00

Receivables + EFA		3,131,881,156.44

Trust Invested Amount		2,217,138,339.49
Trust PFA		232,500,000.00

Trust Adjusted Invested Amount		1,984,638,339.49

Seller's Participation Amount (with EFA)		1,147,242,816.95
Seller's Participation Amount (w/o EFA)		1,147,242,816.95
Seller's Interest Percentage		36.63%

Required Seller's Interest Percentage		5.00%
Required Seller's Interest		156,594,057.82

Required Principal Balance Test
Ending Portfolio Principal Balance		3,131,881,156.44
Required Principal Balance		2,450,000,000.00

Net Excess/Deficit		681,881,156.44

EFA
Beginning Excess Funding Account Balance		0.00
Required Excess Funding Account Deposit		0.00
Excess Funding Account Withdrawal		0.00

Shared Principal Collections
Series 1996-A		13,210,058.51
Series 1997-1		0.00
Series 1997-2		0.00

Delinquent Accounts
30—59 days	1.90%	61,269,291.83
60—89 days	1.25%	40,377,973.65
90 days +	2.25%	72,637,166.36
Total 30 days +	5.40%	174,284,431.84

Miscellaneous
Gross Credit Losses	7.25%	18,947,929.18
Net Credit Losses	6.44%	16,827,378.00
Discount Option Receivables		0.00
Discount Percentage		0.00%
Finance Charges Billed		36,611,294.72
Fees Billed		6,064,149.87
Interchange		7,845,586.00
Interest Earned on Collection Account		42,513.28